UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2022

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2022, BM Technologies, Inc. (the “Company”) received written notice that Customers Bank does not intend to renew the Deposit Processing Services Agreement (the “Agreement”), dated January 4, 2021, between the Company and Customers Bank..  The 180-day notice was given in accordance with the terms of the Agreement, as a result of which the Agreement will terminate effective December 31, 2022. The Agreement was previously described in Item 1.01 of the Company’s Current Report on Form 8-K, dated January 4, 2021, and filed on January 8, 2021, which description is hereby incorporated by reference.

This formal notification is consistent with management’s expectations; as discussed in the Company’s Annual Report on Form 10-K, dated December 31, 2021, and filed on May 10, 2022, the Company is considering multiple strategic alternatives including internalizing services upon closing of the previously announced merger with First Sound Bank or negotiating a new deposit servicing agreement with new or existing bank partners after December 31, 2022 at then current market rates and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: June 30, 2022	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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